UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 28, 2003


                        ADVANCED MARKETING SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

               0-16002                               95-3768341
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      (Commission File Number)            (IRS Employer Identification No.)


                 5880 OBERLIN DRIVE, SAN DIEGO, CALIFORNIA 92121
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (858) 457-2500


                                       NA
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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On August 18, 2003, registrant reported a delay in the filing of its Form 10-Q for the first quarter of fiscal year 2004 that ended on June 28, 2004. Under the terms of registrant's $45 million Revolving Credit Agreement with California Bank & Trust, Bank of the West and Union Bank of California, N.A. (the "Banks"), the failure to provide such Form 10-Q to the Banks on August 27, 2003 constituted an event of default. The Banks have agreed to forbear the default through September 30, 2003. Registrant intends to complete and file its Form 10-Q as promptly as possible, although there can be no assurance that it will be able to do so by September 30, 2003 or that the Banks will continue to forbear thereafter if the Form 10-Q has not been filed. As of August 28, 2003, registrant had an outstanding balance of approximately $15 million under the Revolving Credit Agreement.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ADVANCED MARKETING SERVICES, INC.
                                     (Registrant)



        August 28, 2003             By:   /S/ MICHAEL M. NICITA
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            Date                           Michael M. Nicita
                                           President and Chief Executive Officer